Exhibit 5.1

                       [Clifford Chance US LLP Letterhead]

                                                          Clifford Chance US LLP
                                                                 200 Park Avenue
                                                        New York, New York 10166

                                                            TEL: +1 212 878 8000
                                                            FAX: +1 212 878 8375
                                                          www.cliffordchance.com

December 2, 2003

MFA Mortgage Investments, Inc.
350 Park Avenue, 21st Floor
New York, New York 10022

Re: Registration Statement on Form S-3 relating to 9,130,706 shares of common stock issuable pursuant to the Discount Waiver, Direct Stock Purchase and Dividend Reinvestment Plan (the "Plan") of MFA Mortgage Investments, Inc.

Ladies and Gentlemen:

We have acted as counsel to MFA Mortgage Investments, Inc., a Maryland corporation (the "Company"), in connection with the Company's registration statement on Form S-3, as filed with the Securities and Exchange Commission (the "Commission") on December 3, 2003 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration of 9,130,706 shares (the "Shares") of the Company's common stock, par value $0.01 per share, which may be issued from time to time pursuant to the Plan and which amends, pursuant to Rule 429 of the Securities Act, the Company's prior registration statement on Form S-3 (File No. 333-83620).

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for the purposes of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the absence of any amendments or modifications to those items reviewed by us. As to any facts material to this opinion which we have not independently established or verified, we have relied upon statements and representations of representatives of the Company and others.

Based upon the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and delivered by the Company upon receipt of the consideration therefor as provided in, and otherwise in accordance with, the Plan and the resolutions of the Company's Board of Directors authorizing the adoption of the Plan and the registration of the Shares, the Shares will be legally issued, fully paid and non-assessable.

The opinion stated herein is limited to the Maryland General Corporation Law. We do not express any opinion with respect to the law of any other jurisdiction or as to the effect of any such law on the opinion herein stated.


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We consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

Very truly yours,

/s/ CLIFFORD CHANCE US LLP